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                                                                    Exhibit 3.43

                          CERTIFICATE OF INCORPORATION

                                       OF

                   COMPREHENSIVE MEDICAL IMAGING-COVINA, INC.

         The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that:

         FIRST: The name of this Corporation is Comprehensive Medical Imaging-Covina, Inc.

         SECOND: Its Registered Office in the State of Delaware is to be located at 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The Registered Agent in charge thereof is National Registered Agents, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The Corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares which the Corporation is authorized to issued is One Hundred (100) shares of Common Stock, $0.05 par value per share.

         FIFTH: No holder of any of the shares of the corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class which the corporation may issue or sell, whether or not such shares are exchangeable for any shares of the corporation of any other class or classes, and whether such shares are issued out of the number of shares authorized by the Certificate of Incorporation of the corporation as originally filed, or by any amendment thereof, of out of shares of the corporation acquired by it after the issue thereof; nor shall any holder of any of the shares of the corporation, as such holder, have any right to purchase or subscribe for any obligations which the corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the corporation of any class or classes, or to which shall be attached or shall appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder thereof the right to subscribe for, or purchase from the corporation any shares of any class of classes.

         SIXTH: The name and mailing address of the incorporator are as follows:

    NAME                                              MAILING ADDRESS
--------------                                  ----------------------------
Ricardo Orozco                                  2030 Main Street, Suite 1030
                                                Irvine, CA  92614


         SEVENTH: The duration of the corporation shall be perpetual.

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         EIGHTH: When a compromise or arrangement is proposed between the corporation and its creditors or any class of them or between the corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation pursuant to the provisions of Section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or of any receiver or receivers appointed for the corporation pursuant to provisions of Section 279 of Title 8 of the Delaware Code may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders. to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the corporation.

         NINTH: The personal liability of all of the directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Delaware General Corporation Law, as the same may be supplemented and amended.

         TENTH: The corporation shall, to the fullest extent legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

Dated on this 12th day of May, 2000.

                                       /s/ Ricardo Orozco
                                       -----------------------------------------
                                       Ricardo Orozco
                                       Sole Incorporator

                                       2
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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                   COMPREHENSIVE MEDICAL IMAGING-COVINA, INC.
                             a Delaware corporation

         The Vice President of Comprehensive Medical Imaging-Covina, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         ONE: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth proposed amendments to the Certificate of Amendment of Certificate of Incorporation of the Corporation, and declaring said amendments to be advisable and recommended for approval by the stockholders of the Corporation, and that such resolutions provide that:

         (a) Article I of the Certificate of Incorporation of the Corporation shall be amended to read in full as follows:

         ARTICLE I: The name of this corporation is Comprehensive Medical Imaging - Biltmore, Inc.

         TWO: That thereafter, the stockholders of said Corporation approved such amendment by vote of the outstanding shares in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         THREE: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOUR: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been executed as of this 13th day of December 2000.

                                  COMPREHENSIVE MEDICAL IMAGING - COVINA, INC.

                                  /s/ Rochelle J. Martel
                                  ----------------------------------------------
                                  Rochelle J. Martel, Vice President

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

                 COMPREHENSIVE MEDICAL IMAGING - BILTMORE, INC.

It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is:

                 COMPREHENSIVE MEDICAL IMAGING - BILTMORE, INC.

         2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

         3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

         4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 16,, 2003

                                  /s/ Robin Smith Hoke
                                  ----------------------------------------------
                                  Name: Robin Smith Hoke
                                  Title: Vice President